Exhibit 99.1

Luminex Corporation Announces Agreement to Acquire GenturaDx

Acquisition Accelerates Development of Integrated Sample-to-Answer System for Molecular Diagnostics Using Luminex’s Proprietary MultiCode®-RTx Real-Time PCR Chemistry

AUSTIN, Texas, July 9, 2012 --  Luminex Corporation (NASDAQ: LMNX) today announced a definitive agreement to acquire privately-held, GenturaDx, a molecular diagnostics company focused on making nucleic acid testing both affordable and practical for any laboratory.  GenturaDx is in late stage development of a fully integrated, highly automated, real-time PCR system that employs a single-use cassette for true sample-to-answer workflow. This new system will make rapid, high-quality molecular diagnostics accessible to hospitals and patients worldwide. The integration of Luminex’s MultiCode-RTx chemistry with the GenturaDx instrument is expected to result in a market leading system for molecular diagnostic testing.

GenturaDx’s patented cartridge design provides automated sample extraction, amplification and detection thereby improving testing throughput, while reducing hands on time, turnaround times and sample handling. The system’s user-friendly design delivers the convenience of random access/batch format enabling customers to run a combination of available assays on up to 12 patients’ samples simultaneously. The flexibility in throughput, rapid turnaround time and small footprint of the GenturaDx instrument will be unique in the industry when combined with its sample-to-answer workflow. Luminex anticipates commercial availability of a variety of assays for use with this system by early 2014.

"We are excited to have the opportunity to address the needs of a large market by expanding our instrument portfolio and integrating our MultiCode-RTx assays with this innovative platform," said Patrick J. Balthrop, president and CEO of Luminex. "This acquisition accelerates the development of integrated sample processing capabilities for our technology, and aligns with our mission to reduce healthcare costs and improve clinical outcomes by providing innovative and affordable solutions to today’s clinical laboratories. The acquisition of GenturaDx builds on our strategic investments to date and positions the company to deliver ongoing growth by increasing our product portfolio, expanding our market opportunities and leveraging our leadership position."

"Our proprietary technology provides a unique and unmatched alternative to current sample automation for PCR technology," said Mark N.K. Bagnall, president and CEO of GenturaDx. "I am confident that Luminex will recognize significant strategic and economic benefit from this acquisition and am pleased that our expertise and technology will help to fuel continued growth of an established industry leader like Luminex."

Financial Details

Under the terms of the agreement Luminex will purchase all outstanding shares of GenturaDx for a cash payment of $50 million, subject to working capital reconciliation and potential additional contingent consideration for achievement of future milestones and/or product revenue performance. Luminex anticipates the acquisition will add approximately $6 million in 2012 operating expenses, excluding acquisition related expenses.

Luminex expects to record charges for cash and non-cash acquisition-related costs in connection with the transaction. The full extent of these charges will not be determined under the rules of purchase accounting until valuation has been completed. In addition, transaction-related professional fees shall be expensed as incurred, as required by GAAP per ASC 805 Business Combinations.

On a GAAP basis, inclusive of purchase related costs, Luminex expects this acquisition to be dilutive in 2012. Due to the timing of this transaction, Luminex anticipates recognizing a portion of acquisition-related costs in the second quarter with the remainder of these non-recurring costs in subsequent periods.

Perella Weinberg Partners acted as exclusive financial advisor to Luminex Corporation and provided a fairness opinion to the Luminex Board of Directors.  Bass Berry & Sims PLC served as outside counsel to Luminex.

UBS Investment Bank acted as exclusive financial advisor to GenturaDx and Cooley Godward Kronish served as outside counsel to GenturaDx.

About GenturaDx

Founded in 2005 and located in Hayward, California, GenturaDx is a molecular diagnostic company focused on developing and manufacturing high-performance molecular diagnostic products that are both affordable and practical for any laboratory. The company is in late stage development of a fully integrated, automated instrument that conducts testing using a single-use cassette. This platform will make rapid, high-quality molecular diagnostics accessible to hospitals and patients worldwide. GenturaDx’s compact, self-contained platform incorporates sample preparation with proprietary, real-time PCR amplification and detection. The platform’s unique engineering design and intuitive interface relies on a semi-batch processing capability while improving clinical value by offering multiple molecular targets in a single test. For more information, go to www.GenturaDx.com.

About Luminex Corporation

Luminex is committed to applying its passion for innovation toward advancing healthcare and research worldwide. The Company is transforming global healthcare and life-science research through the development, manufacturing and marketing of proprietary instruments and assays utilizing xMAP® open-architecture, multi-analyte platform, MultiCode® real-time polymerase chain reaction (PCR), and multiplex PCR-based technologies, that deliver cost-effective rapid results to clinicians and researchers. Luminex's technology is commercially available worldwide and in use in leading clinical laboratories as well as major pharmaceutical, diagnostic, biotechnology and life-science companies. The Company is meeting the needs of customers in markets as diverse as clinical diagnostics, pharmaceutical drug discovery, biomedical research including genomic and proteomic research, personalized medicine, biodefense research and food safety. For further information on Luminex Corporation and the latest advances in multiplexing using award winning technology, please visit http://www.luminexcorp.com/.

Statements made in this release that express Luminex' or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: access by Luminex to the GenturaDx products and the complimentary nature thereof; the anticipated date of commercial availability and capabilities for future product offerings; the ability of the future expanded product offerings to broaden Luminex' customer base, open new market opportunities and accelerate future product development; the ability of the acquisition to provide additional resources, support and assay development and strengthen Luminex' position within the molecular diagnostics market; market opportunities within the infectious disease and molecular diagnostics markets; the ability of combined future product offerings to improve healthcare and research worldwide; GenturaDx's product pipeline; projected financial results of GenturaDx and their effect and the effect of the acquisition on Luminex financial results. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex' actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex' products and technology, the Company's dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company's revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex' ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company's strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex' foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to successfully integrate acquired companies, including GenturaDx, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading "Risk Factors" in Luminex' Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and 2012 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex' expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contacts

Corporate:	Media:
Harriss T. Currie	Mimi Torrington
Chief Financial Officer and Vice President, Finance	Director, Marketing Communications
Luminex Corporation	Luminex Corporation
hcurrie@luminexcorp.com	mtorrington@luminexcorp.com
512.219.8020	512.219.8020

Investors:	Aaron DeLucia
Matthew Scalo	Porter Novelli
Sr. Director, Investor Relations	Aaron.DeLucia@porternovelli.com
Luminex Corporation	512.241.2249
mscalo@luminexcorp.com
512.219.8020